UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 5, 2009

DesignLine Corporation
 (Exact name of registrant as specified in its charter)

Delaware	333-148735	27-1263294
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2309 Nevada Boulevard Charlotte, North Carolina	28273
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: 704-494-7800

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE
On October 7, 2009, DesignLine Corporation (formerly Jasper Ventures Inc.) filed a Current Report on Form 8-K dated October 5, 2009 (the “Initial 8-K”) to report, among other things, a reverse triangular merger transaction (the “Merger”) in which we caused Jasper Merger Sub Inc., a Delaware corporation and newly created, wholly-owned subsidiary of Jasper Ventures, to be merged with and into DesignLine International Corporation, a Delaware corporation (“Former DesignLine”). Immediately following the Merger, we caused Former DesignLine, our new wholly-owned subsidiary, to merge with and into Jasper Ventures, with Jasper Ventures surviving.
As previously reported in our Current Report on Form 8-K dated November 9, 2009, we then subsequently completed a reincorporation into Delaware from Nevada by merging with and into a newly created, wholly-owned subsidiary (formed in Delaware for the sole purpose of effecting the reincorporation) and changed our name from “Jasper Ventures Inc.” to “DesignLine Corporation” effective November 9, 2009.
As required by applicable SEC rules and based on Topic 12, Reverse Acquisitions and Reverse Capitalization, of the Financial Reporting Manual of the SEC’s Division of Corporation Finance, we are filing with the SEC this Amendment No. 1 to the Initial 8-K solely to provide the information that would be required to be included in a quarterly report on Form 10-Q for the quarter ended October 3, 2009.
Item 2.01 Completion of Acquisition or Disposition of Assets.
The contents of the Initial 8-K are incorporated herein by reference, except that we are amending Item 2.01 of the Initial 8-K to the extent that information provided herein modifies and/or supplements the information provided in the Initial 8-K.
Item references below are to the items in Form 10-Q. We have omitted, however, certain items of Part II of Form 10-Q, which are inapplicable or to which the answer is negative, as permitted under Instruction to Part II of Form 10-Q.
The number of shares of common stock, par value $0.0001 per share, outstanding as of November 13, 2009 was 45,740,282.
NOTE REGARDING FORWARD-LOOKING STATEMENTS
This report contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements relate to future economic performance; plans and objectives of management for future operations; and projections of revenues and other financial items that are based on the beliefs of our management, as well as assumptions made by, and information currently available to, our management. Words such as “expect,” “estimate,” “anticipate,” “believe” and similar expressions are intended to identify forward-looking statements. We make forward-looking statements in the Notes to our audited and unaudited consolidated financial statements included in this report and in the information set forth under the captions “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Risk Factors” below.
Some of these forward-looking statements relate to our intent, belief or expectations regarding our strategies and plans and the ways we may finance our current operations and future activities. Other forward-looking statements relate to the trends affecting our financial condition and results of operations, our anticipated capital needs and expenditures and how we may address these needs. These forward-looking statements are not guarantees of future performance — they are subject to various risks, uncertainties and assumptions, including industry and economic conditions, competition and other factors discussed in this report. Actual results may differ materially from those that are anticipated in these forward-looking statements. See the information set forth under the caption “Risk Factors” below for a description of some of the important factors that may affect actual outcomes.
For these forward-looking statements, we claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. You should not place undue reliance on these forward-looking statements, which speak only as of the date of this report. All subsequent written and oral forward-looking statements attributable to us or any person acting on our behalf are expressly qualified in their entirety by the cautionary statements contained or referred to herein. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

PART I — FINANCIAL INFORMATION
ITEM 1. FINANCIAL STATEMENTS
DesignLine Corporation
Consolidated Balance Sheets

	As of October 3,	As of December 31,
	2009	2008
	(Unaudited)
Assets
Current Assets
Cash and Cash Equivalents	$1,924,289	$5,371
Restricted Cash	4,172,435	—
Accounts Receivable, Net	5,418,085	1,721,122
Costs and Estimated Earnings in Excess of Billings on Uncompleted Contracts	4,943,418	—
Inventories, Net	6,852,956	6,893,447
Prepaid Expenses and Other Current Assets	1,995,325	907,286

Total Current Assets	25,306,508	9,527,226

Property, Plant and Equipment, Net	5,845,268	4,042,228
Goodwill	2,768,000	—
Intangible Assets, Net	9,816,049	3,951,756
Other Assets	6,627,170	2,007,500

Total Assets	$50,362,995	$19,528,710

Liabilities and Stockholders’ Equity
Current Liabilities
Current Maturities of Long-Term Debt	$980,738	$1,176,637
Accounts Payable	11,320,590	7,045,226
Short-Term Borrowings	8,685,376	7,061,806
Accrued Expenses	1,408,396	1,218,017
Advance Payments on Contracts	12,355,653	174,745
Convertible Notes, Net of Debt Discount of $410,272 at October 3, 2009	3,389,763	—
Derivative Liabilities	582,289	—

Total Current Liabilities	38,722,805	16,676,431

Long-Term Debt, Net of Current Maturities	59,953	110,464

Total Liabilities	38,782,758	16,786,895

Commitments and Contingencies

Stockholders’ Equity
Preferred Stock, $.0001 par value: authorized 15,000,000 shares, none issued or outstanding at October 3, 2009 and December 31, 2008	—	—
Common Stock, $.0001 par value: authorized 55,000,000 shares, 35,230,333 and 29,300,000 issued and outstanding at October 3, 2009 and December 31, 2008, respectively	3,523	2,930
Additional Paid-In Capital	28,402,048	14,124,899
Accumulated Other Comprehensive Income (Loss)	99,155	(958,961)
Accumulated Deficit	(16,924,489)	(10,427,053)

Total Stockholders’ Equity	11,580,237	2,741,815

Total Liabilities and Stockholders’ Equity	$50,362,995	$19,528,710

The accompanying notes are an integral part of these consolidated financial statements.

DesignLine Corporation
Consolidated Statements of Operations
(Unaudited)

	For the Three Month Period Ended		For the Nine Month Period Ended
	October 3,	September 30,	October 3,	September 30,
	2009	2008	2009	2008
Sales	$9,857,020	$7,804,144	$31,900,210	$20,961,011

Cost of Sales	10,028,871	5,965,930	30,920,420	16,925,142

Gross (Loss) Profit	(171,851)	1,838,214	979,790	4,035,869

General and Administrative Expenses	(2,981,548)	(2,542,898)	(6,667,872)	(6,082,895)

Operating Loss	(3,153,399)	(704,684)	(5,688,082)	(2,047,026)

Other Expense	(24,906)	(11,282)	(33,821)	(24,662)
Interest Income	30,885	138	74,916	7,855
Interest Expense	(449,568)	(95,681)	(850,450)	(259,694)

Net Loss	$(3,596,988)	$(811,509)	$(6,497,437)	$(2,323,527)

The accompanying notes are an integral part of these consolidated financial statements.

DesignLine Corporation
Consolidated Statements of Cash Flows
(Unaudited)

	For the Nine Month Period Ended
	October 3, 2009	September 30, 2008
Cash Flows from Operating Activities
Net Loss	$(6,497,437)	$(2,323,527)
Adjustments to Reconcile Net Loss to Net Cash Provided (Used) by Operating Activities:
Depreciation	715,670	467,569
Amortization	299,075	322,948
Loss on Disposal of Property, Plant and Equipment	1,572	9,614
Common Stock Issued to Consultants	260,000	—
Common Stock Issued for Interest on Convertible Notes	208,343	—
Amortization of Discount on Subordinated Debt	179,498	—
Change in Fair Value of Derivative Instruments	(7,841)	—
Changes in Operating Assets and Liabilities:
Restricted Cash	(4,172,435)	—
Accounts Receivable	(3,696,963)	(2,397,319)
Costs and Estimated Earnings in Excess of Billings on Uncompleted Contracts	(4,943,418)	—
Inventories	40,491	(2,630,072)
Prepaid Expenses and Other Current Assets	(991,690)	113,598
Other Assets	(4,619,670)	—
Accounts Payable	4,425,364	73,957
Accrued Expenses	190,739	891,321
Advance Payment on Contracts	12,180,908	211,283

Net Cash Used by Operating Activities	(6,427,794)	(5,260,628)

Cash Flows from Investing Activities
Purchases of Property, Plant and Equipment	(2,080,079)	(533,870)
Proceeds from Disposition of Property, Plant and Equipment	302,970	20,708

Net Cash Used by Investing Activities	(1,777,109)	(513,162)

Cash Flows from Financing Activities
Issuance of Common Stock	1,576,000	3,600,000
Issuance of Convertible Notes	7,350,035	—
Net Proceeds from Short-Term Borrowings	1,623,570	2,240,327
Proceeds from Long-Term Debt	194,207	112,063
Repayments of Long-Term Debt	(440,617)	(979,003)

Net Cash Provided by Financing Activities	10,303,195	4,973,387

Effect of Exchange Rate Changes	(179,374)	696,326

Net Increase (Decrease) in Cash and Cash Equivalents	1,918,918	(104,077)
Cash and Cash Equivalents, Beginning of Period	5,371	143,209

Cash and Cash Equivalents, End of Period	$1,924,289	$39,132

Supplemental Cash Flow Information:
Cash Paid for Taxes	$—	$—

Cash Paid for Interest	$352,902	$234,327

Noncash Activities:
Acquisition of Goodwill with Common Stock	$2,768,000	$—

Acquisition of Intangibles with Common Stock	$3,185,000	$—

Acquisition of Business with Common Stock and Subordinated Debt	$2,580,400	$—

Conversion of Debt to Common Stock	$4,300,000	$—

The accompanying notes are an integral part of these consolidated financial statements.

DesignLine Corporation
Notes to Unaudited Consolidated Financial Statements
1. Business and Organization
DesignLine Corporation (formerly Jasper Ventures Inc.), a Delaware corporation (the “Company” or “DesignLine”), is a leading manufacturer of hybrid, electric, alternative fuel and diesel mass transit buses as well as electric trolleys. The Company is based in Charlotte, North Carolina and has two operating subsidiaries: DesignLine USA, LLC located in Charlotte, North Carolina (“DesignLine USA”) and DesignLine International Holdings (NZ) located in Rolleston, New Zealand (“DesignLine NZ”). Through its operating subsidiaries, the Company serves the private transportation industry as well as public transit authorities throughout New Zealand, Australia, the Pacific Rim countries and the United States of America.
Founded in 1985, DesignLine has over 20 years of operating history and experience in the mass transit bus industry. DesignLine introduced its first prototype hybrid bus and placed its first fleet of hybrid buses into service in 1998. DesignLine has built a strong brand reputation for quality, reliability and technical superiority. In August 2006, DesignLine acquired the original DesignLine operations in New Zealand with the intent to expand the business to North America and other world markets.
On July 22, 2009, the Company converted from a limited liability company to a C-corporation by merging with and into DesignLine International Corporation, a Delaware corporation. Each ownership unit in the limited liability company was exchanged for one share of common stock, par value $0.0001, of DesignLine International Corporation. The consolidated financial statements have been retrospectively revised to reflect this change.
On October 5, 2009, Jasper Ventures Inc., a Nevada publicly traded corporation, acquired DesignLine International Corporation. Jasper Ventures then discontinued its previous business activities and succeeded to the business of the Company as its sole line of business. Subsequently, the Company completed a reincorporation into Delaware from Nevada by merging with and into a newly created, wholly-owned subsidiary (formed in Delaware for the sole purpose of effecting the reincorporation) and changed its name from “Jasper Ventures Inc.” to “DesignLine Corporation” effective November 9, 2009. In connection with the reincorporation merger, stockholders will receive one share of common stock, par value $0.0001 per share, of DesignLine Corporation, for every one share of Jasper Ventures common stock, par value $0.001 per share, they owned as of November 9, 2009. The consolidated financial statements have not been retrospectively revised to reflect this change.
2. Summary of Significant Accounting Policies
Basis of Presentation and Consolidation
The Company’s unaudited consolidated financial statements and footnotes thereto have been prepared in accordance with accounting principles generally accepted in the United States of America (US GAAP) applicable to interim financial information. Accordingly, they do not include all of the information and disclosures required by US GAAP for complete financial statements. In the opinion of management, such interim consolidated financial statements contain all adjustments necessary to present fairly the financial position of DesignLine and its subsidiaries as of October 3, 2009 and the results of its operations and cash flows for the periods presented. Such adjustments include normal, recurring accruals. Operating results for the nine-month period ended October 3, 2009 are not necessarily indicative of the results that may be expected for the Company’s fiscal year ending January 2, 2010.
The unaudited consolidated financial statements reflect the results of DesignLine International Corporation (the predecessor of DesignLine Corporation) and include the results of its two wholly-owned operating subsidiaries: DesignLine USA and DesignLine NZ. Unless otherwise indicated or the context otherwise requires, the term “Company” or “DesignLine” used herein means DesignLine International Corporation (which subsequently merged with and into Jasper Ventures Inc. effective October 5, 2009, which then subsequently became DesignLine Corporation following the reincorporation into Delaware effective November 9, 2009) and its two consolidated subsidiaries. In addition, as referenced above, the consolidated financial statements have been retrospectively revised to reflect the conversion from a limited liability company (DesignLine International Holdings, LLC) to a C-corporation (DesignLine International Corporation) by merging with and into DesignLine International Corporation, a Delaware corporation effective July 22, 2009. All material intercompany accounts and transactions have been eliminated. For further information, refer to the Company’s consolidated financial statements for the year ended December 31, 2008 included in the Company’s Current Report on Form 8-K dated October 5, 2009.

DesignLine Corporation
Notes to Unaudited Consolidated Financial Statements
As shown in the consolidated financial statements, the Company has incurred recurring losses from operations, and as of October 3, 2009, the current liabilities exceeded the current assets by $13,416,297. These factors raise concern about the Company’s ability to continue as a going concern. Management recognizes the need to raise production levels within each operating subsidiary to achieve operating profits and has secured significant contracts with multiple customers to accomplish this objective during 2009 and into 2010. In addition, management believes pricing for hybrid and diesel buses has been positioned to provide profitable earnings for the Company. To support this revenue growth, management has initiated efforts to re-finance the Company’s debt and raise additional capital in order to provide sufficient working capital to support the increased production levels. The consolidated financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern.
In April 2009, the Company changed its financial reporting calendar from a calendar month-end schedule to a production schedule. The new fiscal year is based on 13 weeks of production in each fiscal quarter. The fiscal year begins in the month of January. The production week begins on Sunday and ends on Saturday. Under this method, the Company’s fiscal year end is the Saturday that falls closest to the last day of the fiscal year month end (i.e., December). As a result of this change, the third quarter of 2009 ended on October 3, 2009. For the 2009 fiscal year, the Company’s fiscal year end will be on Saturday, January 2, 2010.
In June 2009, the Financial Accounting Standards Board (“FASB”) issued FASB Statement No. 168, The FASB Accounting Standards Codification (“ASC”) and the Hierarchy of Generally Accepted Accounting Principles — a replacement of FASB Statement No. 162, which was titled The Hierarchy of Generally Accepted Accounting Principles (the “Codification”). The Codification is effective for financial statements issued for interim and annual periods ending after September 15, 2009. The ASC is the single source of authoritative accounting principles recognized by the FASB to be applied by non-governmental entities in the preparation of financial statements in conformity with US GAAP, superseding existing FASB, American Institute of Certified Public Accountants, Emerging Issues Task Force and related literature. Although the adoption of this statement did not materially affect the Company’s financial statements, the Company has revised the references to accounting literature within the notes to the condensed consolidated financial statements and elsewhere in this report to conform to the Codification. For convenience, the Company has also included a corresponding parenthetical reference to the pre-Codification literature.
3. Concentration
The Company’s customer base and revenues generated by each customer will depend on the contracts in place during the respective period. An individual customer’s revenues may represent a significant portion of the Company’s total revenues. During the first nine months of 2009, five customers represented 23%, 14%, 14%, 14% and 10% of total revenues, and during the first nine months of 2008, three customers represented 33%, 32% and 14% of total revenues.
4. Accounts Receivable
Accounts receivable consist of the following:

	October 3, 2009	December 31, 2008
Trade Accounts Receivable	$5,418,085	$1,721,122
Less: Allowance for Doubtful Accounts	—	—

Accounts Receivable, Net	$5,418,085	$1,721,122

DesignLine Corporation
Notes to Unaudited Consolidated Financial Statements
5. Long-Term Contracts
As of October 3, 2009, DesignLine USA has two significant contracts in process. The New York City Transit Authority contract has projected revenues of $50,382,000 and costs incurred through October 3, 2009 of $4,012,806. The City of Baltimore contract has projected revenues of $12,228,000 and costs incurred through October 3, 2009 of $2,486,043. Costs and estimated earnings in excess of billings on uncompleted contracts of $4,943,418 as of October 3, 2009, represents the amounts that have been earned in accordance with the percentage of completion method of accounting for long-term contracts, but have not been billed to the customer. Deferred contract costs of $5,274,230 and $2,000,000 as of October 3, 2009 and December 31, 2008, respectively, relate to learning, start-up, mobilization, engineering or other service costs incurred in association with these contracts are presented in other assets. These costs are recognized over the life of the specific contract as a component of costs to complete each bus. As of October 3, 2009, other assets also include $1,352,940 of costs that have been deferred in anticipation of additional contracts currently in negotiation and deemed to be probable. Advanced payments on contracts of $12,355,653 and $174,745 as of October 3, 2009 and December 31, 2008, respectively, represent payments by customers on contracts in advance of production.
6. Acquisition
On September 3, 2009, the Company executed an Asset Purchase and Technology Transfer Agreement with Transportation Techniques, LLC (“TransTeq”). This agreement provides the Company with intellectual property including patents related to hybrid technology, trademarks and vehicle designs. In exchange for the assets acquired, the Company issued a $750,000 note payable and 880,000 shares of common stock to TransTeq. The shares of common stock originally issued to TransTeq have an estimated fair value of $1,830,400 based on values for capital contributions made around the time of the transaction and internal equity valuation models. The total fair value of consideration paid for the TransTeq assets is $2,580,400. Due to the recent closing of this transaction, the Company has preliminarily allocated the fair value of consideration to patents, trademarks and vehicle design intangible assets totaling $2,580,400 as of October 3, 2009. The amortization period assigned to these intangible assets is 15 years.
Subsequently, on October 21, 2009, the $750,000 note payable was converted into 753,205 shares of DesignLine common stock in connection with an amendment to the Company’s banking facilities in the United States described in Note 13.
7. Goodwill and Intangible Assets
In June 2009, the Company entered into an agreement with Modern Arabian Business Company (“MABCO”) to acquire the rights to sell the Company’s proprietary hybrid and electric technologies and overall vehicle designs within a defined geographical region in the Middle East and North Africa. As a result of MABCO’s efforts, the Company has acquired several customer relationships that MABCO developed in the region. In exchange for these rights and customer relationships, the Company issued 1,133,000 ownership units to MABCO along with the right to acquire an additional 400,000 shares in the Company, which MABCO has since exercised. The estimated fair value of the rights and customer relationships exceeds the estimated fair value of the ownership units and rights issued to MABCO. These ownership units and rights have an estimated fair value of $3,185,000 based on values for capital contributions made around the time of the transaction and internal equity valuation models. The acquired rights and customer relationships have been recorded as intangible assets at the estimated fair value of the consideration provided. The Company has determined that this transaction was an acquisition of assets in accordance with FASB ASC Topic No. 805-10, “Business Combinations” (SFAS No. 141(R)), as the acquired intangible assets did not have the business processes to meet the definition of a business.
Also in June 2009, the Company entered into an agreement to cancel the earn-out provision with the sellers of the business that became DesignLine NZ. While no payment was earned or expected to be earned under the original earn-out agreement, the Company’s board of directors determined that the continued involvement of the sellers in the development of technology and the business was critical. In exchange for this cancellation, the Company issued 888,000 ownership units to the sellers along with the right to acquire an additional 444,000 shares in the Company, which the sellers have since exercised. These ownership units and rights have an estimated fair value of $2,768,000 based on the above-mentioned fair value estimates. The original purchase transaction occurred in 2006. In accordance with FASB Statement No. 141, “Business Combinations” (SFAS No. 141), which was applicable at the time of the transaction, contingent consideration in a business combination is not recorded as a liability or shown as outstanding securities unless the outcome of the contingency is determinable beyond a reasonable doubt. This contingency was resolved in the second quarter of 2009, and additional consideration has been recorded as goodwill related to the acquisition.

DesignLine Corporation
Notes to Unaudited Consolidated Financial Statements
8. Debt and Credit Facilities
The Company’s debt and credit facilities as of October 3, 2009 include two facilities that were in default. The Company was in default under the $7,000,000 credit facility in the United States. The outstanding balance of this facility as of October 3, 2009 was $6,517,256. The Company also has an interest-free $800,000 vehicle loan with the same lender that was due in May 2009, but has not been repaid. This loan provided funding for the Company to build two hybrid buses that were used by the lender for promotional purposes. On October 22, 2009 the Company executed an amendment to these banking facilities in the United States that extended all maturity dates to December 1, 2009, amended certain covenants and waived prior defaults. See Note 13 for additional information.
The Company is currently in compliance with all other debt agreements.
In August and September 2009, the Company issued five senior subordinated convertible promissory notes (the “Sub Notes”) in the principal amounts of $1,000,000, $250,000, $50,000, $50,000 and $50,000 to five unaffiliated investors, each of which bears simple interest at 12% per annum and matures on December 31, 2009 or earlier in certain circumstances. The notes are convertible into shares of common stock at a conversion price that is (a) $1.00 per share of common stock (or the lower amount in the event of subsequent financings at a price less than $1.00 per share) and (b) if the Company consummates certain financing transactions on or before December 31, 2009, 75% of the purchase price paid by the investors in the financing transaction. In addition, the Company issued to these five investors warrants, exercisable on or before December 31, 2009, to purchase $250,000, $62,500, $12,500, $12,500 and $12,500 of our common stock, respectively, at an exercise price equal to (i) $1.00 per share of common stock (or the lower amount in the event of subsequent financings at a price less than $1.00 per share) or (ii) if the Company consummates certain financing transactions on or before December 31, 2009, 75% of the purchase price paid by the investors in the financing transaction.
In September 2009, the Company also raised $1,650,000 from the sale of convertible notes to existing stockholders and an investor. These notes are convertible into common stock at a conversion price of $1.00 per share. The Company also issued the $750,000 subordinated note payable to TransTeq described in Note 6.
Subsequently, on October 21, 2009, $100,000 of the Sub Notes, $650,000 of the convertible notes and the $750,000 note payable to Transteq were converted to stock and the holders of the remaining $2,300,000 in Sub Notes and convertible notes agreed to amend their notes, including the extension of the maturity date or exercise date to June 1, 2010, and sign subordination agreements in connection with an amendment to the Company’s banking facilities in the United States described in Note 13.
9. Derivatives
During the third quarter of 2009, the Company issued $1,400,000 of Sub Notes to unaffiliated investors. The Sub Notes bear interest at 12% per annum and mature on December 31, 2009 or earlier in certain circumstances. The Sub Notes and any accrued interest are convertible into shares of common stock at a conversion price that is (a) $1.00 per share of common stock (or the lower amount in the event of subsequent financings at a price less than $1.00 per share) and (b) if the Company consummates certain financing transactions on or before December 31, 2009, 75% of the purchase price paid by the investors in the financing transaction. In addition, the Company issued to these five investors warrants, exercisable on or before December 31, 2009, to purchase $350,000 of our common stock, respectively, at an exercise price equal to (a) $1.00 per share of common stock (or the lower amount in the event of subsequent financings at a price less than $1.00 per share) or (b) if the Company consummates certain financing transactions on or before December 31, 2009, 75% of the purchase price paid by the investors in the financing transaction. Subsequently, on October 21, 2009, all of the then outstanding Sub Notes and related warrants were amended, including the extension of the maturity date and exercise date to June 1, 2010, in connection with an amendment to the Company’s banking facilities in the United States described in Note 13.
The Company has identified that the Sub Notes contain an embedded derivative feature which ASC Topic No. 815 requires to be accounted for as derivatives. The derivative features that have been bundled together in the compound embedded derivative include: (1) the conversion feature of the Sub Note to stock with a conversion priced dependent upon the consummation of certain financing transaction and (2) the warrants to issue shares of common stock at a price dependent upon the consummation of certain financing transactions. These embedded derivatives have been bifurcated from the host debt contract and accounted for as derivative liabilities. Since multiple derivatives exist within the Sub Notes, they have been bundled together as a single hybrid compound instrument. The value of the compound embedded derivative liability was bifurcated from the note and recorded as a derivative liability, which results in a reduction of the initial carrying amount (as unamortized discount) of the related note at inception.

DesignLine Corporation
Notes to Unaudited Consolidated Financial Statements
The impact of the application of ASC Topic No. 815 on the balance sheet as of October 3, 2009 was that the $1,400,000 initial carrying amount of the Sub Notes has been reduced by an unamortized discount of $589,770, resulting in a net carrying amount of $810,230 for the Sub Notes. The unamortized discount is being amortized to interest expense using the effective interest method over the life of the Sub Notes.
The Company valued the compound embedded derivative features in the Sub Notes using a Lattice Model. The Lattice Model values the compound embedded derivatives based on a probability weighted discounted cash flow model. This model is based on future projections of the five primary alternatives possible for settlement of the features included within the compound embedded derivative, including: (1) the holder redeems the Sub Note for the principal amount in cash, (2) the holder exercises its right to convert the Sub Note to stock upon consummation of certain financing transactions, (3) the holder exercises its right to convert the Sub Note to stock without the consummation of certain financing transactions, (4) the holder exercises the warrants upon consummation of certain financing transactions and (5) the holder exercises the warrants without the consummation of certain financing transactions. The Company uses the model to analyze (a) the underlying economic factors that influence which of these events will occur, (b) when they are likely to occur, and (c) the common stock price that will be in effect when they occur.
Based on the analysis of these factors, the Company uses the model to develop a set of potential scenarios. Probabilities of each scenario occurring during the remaining term of the Sub Note are determined based on management’s projections. These probabilities are used to create a cash flow projection over the term of the Sub Note and determine the probability that the projected cash flow would be achieved. A discounted weighted average cash flow for each scenario is then calculated and compared to the discounted cash flow of the Sub Note without the compound embedded derivative in order to determine a value for the compound embedded derivative.
The primary determinants of the economic value of a compound embedded derivative under the lattice model are (1) the price of the Company’s common stock, (2) the volatility of the Company’s common stock price and (3) the likelihood that the Company will complete certain financing transactions. The fair value of the compound derivative embedded in the Sub Note as of October 3, 2009 determined using the Lattice Model was based on the following assumptions:

Assumptions:

The estimated fair value of the Company’s stock based on recent transactions and internal valuation models using market values of comparable companies and discounted cash flows:	$2.08

The volatility of the Company’s stock based on comparable companies as the Company’s stock was not publicly traded:	88%

The likelihood that the Company will complete the financing transactions contemplated in the Sub Notes:	95%
Based on these management assumptions, the fair values of the compound embedded derivatives and warrant liabilities as of October 3, 2009, were calculated by management to be $471,450 and $110,839, respectively. All of the above assumptions are subject to change based primarily on management’s assessment of the probability of the events described occurring. Accordingly, changes to these assessments could materially affect the valuation.

DesignLine Corporation
Notes to Unaudited Consolidated Financial Statements
10. Stockholders’ Equity
During the first six months of 2009, the Company raised $4,300,000 from the sale of convertible notes to existing members and employees. During the second and third quarters of 2009, convertible notes in the amount of $2,000,000 and $2,300,000 were converted into 2,000,000 and 2,300,000 shares of common stock, respectively. During the third quarter of 2009, the Company issued 1,576,000 shares of common stock in exchange for $1,576,000 in cash and in deemed payment of $150,000 on accounts payable to a supplier.
The Company also issued 208,343 shares of common stock as payment for $208,343 of interest on convertible notes that were converted during the third quarter of 2009. In addition, 225,000 shares of common stock were issued to consultants. The cost associated with 100,000 of these shares, at an estimated fair value of $208,000 has been reflected as a reduction of equity as the services are related to a planned equity financing transaction. The cost related to the remaining 125,000 shares issued to consultants, at an estimated fair value of $260,000 has been reflected in selling, general and administrative expenses. An employee was issued 30,000 shares of common stock during the third quarter at an estimated fair value of $62,400. The shares are restricted through the end of the employee’s employment agreement and the Company has the ability to repurchase the shares in the event of termination of employment. The compensation cost related to these shares is being recognized over the term of the employment agreement.
As noted in Note 6, the Company issued shares of common stock to acquire certain assets of TransTeq with an estimated fair value of $1,830,400. The Company also issued ownership units and the rights to acquire additional shares with an estimated aggregate fair value of $5,953,000 to acquire the assets and cancel the earn-out provisions discussed in Note 7.
As of October 3, 2009, the Company had the following instruments outstanding that could result in the issuance of additional shares of common stock.

	Exercise Price
Instrument	Per Share	Potential Shares
Convertible Subordinated Notes	$1.00	1,650,000
Senior Subordinated Convertible Promissory Notes	(1)	1,400,000
Warrants	(1)	350,000

Total		3,400,000

(1)	Exercise price equal to (a) $1.00 per share of common stock (or the lower amount in the event of subsequent financings at a price less than $1.00 per share) or (b) if the Company consummates certain financing transactions on or before December 31, 2009, 75% of the purchase price paid by the investors in the financing transaction.
11. Taxes
The Company converted from a limited liability company to a corporation on July 22, 2009, as mentioned in Note 1. Upon conversion, the Company became subject to federal and state income taxes. Prior to the conversion to a corporation, income or losses were proportionately allocated to the members of the limited liability company based on their respective ownership interests.
Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax reporting purposes. The Company’s deferred tax asset of $1,077,000 at October 3, 2009 was subject to a valuation allowance of $1,077,000 at October 3, 2009 because of uncertainty regarding the Company’s ability to realize future tax benefits with these assets. Deferred tax assets were comprised primarily of net operating loss carryforwards. At October 3, 2009, the Company had net operating loss carryforwards of approximately $3,078,000 for income tax purposes.

DesignLine Corporation
Notes to Unaudited Consolidated Financial Statements
The difference between the reported income tax provision and the benefit normally expected by applying the statutory rate to the loss before income taxes results from the recognition of the deferred tax valuation allowance. As a result, the reported effective tax rate is 0%.
12. Contingencies
Bus manufacturing contracts in the mass transit bus industry typically include liquidated damages provisions that result in fines on a per-bus-per-day basis when buses are not delivered to the customer by the deadline specified in the contract. No provision for such potential losses has been included in the accompanying financial statements. Management does not believe that such provisions will have a material adverse effect on the Company’s consolidated financial position, results of operations or cash flows.
The Company is, from time to time, involved in litigation and various claims and complaints arising out of its operations in the ordinary course of business, most of which relate to employment matters and commercial claims. While the outcome of these routine claims and legal proceedings cannot be predicted with certainty, management does not believe that these claims will have a material adverse effect on the Company’s consolidated financial position, results of operations or cash flows.
The Company has entered into employment agreements with executive officers and certain employees. These employment agreements include severance arrangements, which provide for various payments upon cessation of employment, depending on the circumstances. Termination without cause as defined in these agreements can result in payment of all salary and benefits through remaining term of the agreement. These agreements also contain change-of-control provisions. Under each agreement, a change-of-control means a sale of the Company, which involves the transfer of over 50% of our capital stock or sale of substantially all of our assets to a single unrelated entity during the employment. Upon a change-of-control, payments of two to three times the annual salary will be triggered.
13. Subsequent Events
The Company has evaluated subsequent events (events occurring after October 3, 2009) through November 18, 2009, the date on which the financial statements were available to be issued.
Mergers
As more fully described in the Company’s Current Report on Form 8-K dated October 5, 2009 and filed with the SEC on October 7, 2009, Jasper Ventures Inc., a Nevada publicly traded corporation, acquired DesignLine International Corporation effective October 5, 2009. Jasper Ventures then discontinued its previous business activities and succeeded to the business of the Company as its sole line of business.
As more fully described in the Company’s Current Report on Form 8-K dated November 9, 2009 and filed with the SEC on November 13, 2009, Jasper Ventures Inc. subsequently completed a reincorporation into Delaware from Nevada by merging with and into a newly created, wholly-owned subsidiary (formed in Delaware for the sole purpose of effecting the reincorporation) and changed its name from “Jasper Ventures Inc.” to “DesignLine Corporation” effective November 9, 2009.
Amendment of Credit Facilities
As reported in the Company’s Current Report on Form 8-K dated October 22, 2009 and filed with the SEC on October 28, 2009 the Company executed an amendment on October 22, 2009 to our banking facilities in the United States that extended all maturity dates to December 1, 2009, amended certain covenants and waived prior defaults. See also Note 8.
We have a $7,000,000 revolving credit facility (the “Credit Facility”) with a U.S. lender (the “Bank”) secured by substantially all of our U.S. assets and an $800,000 interest-free loan with the Bank secured by two hybrid buses (the “Term Loan” and, together with the Credit Facility, the “Facilities”). Additionally, we have three letters of credit issued by the Bank in the amounts of approximately $4,200,000, $500,000 and $448,000, respectively (the “Letters of Credit”), of which approximately $4,200,000 is secured by cash on deposit with the Bank.

DesignLine Corporation
Notes to Unaudited Consolidated Financial Statements
The amended Credit Facility bears a floating interest rate based on the 30-day LIBOR rate plus a margin of 7.0% per annum. The amended Term Loan bears a fixed rate of interest of 8.0% per annum. All amounts borrowed under the Facilities and reimbursement obligations in respect of the Letters of Credit remain secured and cross-collateralized by general security interests on substantially all of our U.S. assets.
The amendment contains customary representations and warranties for amendments of this type and modifies or adds certain affirmative and negative covenants and events of default, including certain reporting and notice requirements, certain bus production requirements, certain new capital requirements (including the requirement to obtain either debt or equity sufficient to repay/refinance all banking facilities by the maturity date), certain mandatory prepayments upon equity and debt issuances, restrictions on mergers, acquisitions and dispositions of our assets, change in control, and incurrence of certain indebtedness.
In connection with the amendment, our Chief Executive Officer and two stockholders executed amended and restated guaranties that are limited to an aggregate amount of $2,050,000. In addition, two stockholders signed guaranties to provide $625,000 of credit support during the period from the date of the amendment through the date the Facilities are repaid in full, with such guaranties diminishing under certain conditions.
In connection with the amendment, the holders of $1,500,000 of convertible notes converted into 1,505,254 shares of common stock, and the holders of the remaining $2,300,000 of convertible notes agreed to amend their notes and sign subordination agreements. See Notes 8 and 9 for a description of the convertible notes. These amended convertible subordinated notes prohibit the payment of interest prior to maturity and extend their maturity date to June 1, 2010 (unless earlier converted to common stock).

ITEM 2. MANAGEMENT’S DISCUSSION AND ANALYSIS OF
FINANCIAL CONDITION AND RESULTS OF OPERATIONS.
Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995. The statements in this report that are not historical facts are forward-looking statements that involve a number of known and unknown risks, uncertainties and other factors, all of which are difficult or impossible to predict and many of which are beyond our control that may cause our actual results, performance, or achievements to be materially different from any future results, performance, or achievements expressed or implied by those forward-looking statements. Please also see the cautionary statements under the caption “Note Regarding Forward-Looking Statements” elsewhere in this report.
Overview
We are a leading manufacturer of hybrid, electric, alternative fuel and diesel mass transit buses, as well as electric trolleys. We have over 20 years of operating history and experience in the mass transit bus industry. We introduced our first prototype hybrid bus and placed our first fleet of hybrid buses into service in 1998. We have built a strong brand reputation for quality, reliability and technical superiority. In August 2006, we formed DesignLine International Holdings, LLC, a Delaware limited liability company, to acquire the original DesignLine operations in New Zealand and to expand the business to North America and other world markets. We are headquartered in Charlotte, North Carolina and have two operating subsidiaries: DesignLine USA, LLC (located in Charlotte) and DesignLine International Holdings (NZ) (located in Rolleston, New Zealand).
Recent Developments
On September 3, 2009, we purchased certain assets from Transportation Techniques, LLC for a purchase price consisting of a $750,000 promissory note and 880,000 shares of our common stock. The acquired assets consist of intellectual property related to hybrid and electric technologies and certain other related assets. Subsequently, on October 21, 2009, the $750,000 note payable was converted into 753,205 shares of DesignLine common stock in connection with an amendment to our banking facilities in the United States.
During the third quarter of 2009, we continued to fund operations through sales of common stock, subordinated debt and convertible notes. We raised $1,576,000 through the sale of common stock, $1,400,000 through the sale of subordinated notes and $1,650,000 through the sale of convertible notes.
On October 5, 2009, Jasper Ventures Inc., a Nevada publicly traded corporation, acquired DesignLine International Corporation. Jasper Ventures then discontinued its previous business activities and succeeded to the business of DesignLine International Corporation as its sole line of business. Subsequently, Jasper Ventures Inc. completed a reincorporation into Delaware from Nevada by merging with and into a newly created, wholly-owned subsidiary (formed in Delaware for the sole purpose of effecting the reincorporation) and changed its name from “Jasper Ventures Inc.” to “DesignLine Corporation” effective November 9, 2009.
On October 22, 2009, we executed an amendment to our current banking facilities in the United States that extended all maturity dates to December 1, 2009, amended certain covenants and waived prior defaults. Our U.S. banking facilities consist of a $7,000,000 revolving credit facility secured by substantially all of our U.S. assets and an $800,000 interest-free loan secured by two hybrid buses. Additionally, we have three letters of credit issued by the same U.S. lender in the amounts of approximately $4.2 million, $500,000 and $448,000, respectively, of which approximately $4.2 million is secured by cash on deposit with the lender. The amended revolving credit facility bears a floating interest rate based on the 30-day LIBOR rate plus a margin of 7.0% per annum. The amended $800,000 term loan bears a fixed rate of interest of 8.0% per annum. All amounts borrowed under these banking facilities and reimbursement obligations in respect of the letters of credit remain secured and cross-collateralized by general security interests on substantially all of our U.S. assets.
The following discussion is a summary of certain factors that management considers important in reviewing our results of operations, liquidity and capital resources. This discussion should be read in conjunction with the consolidated financial statements and related notes included elsewhere in this report.

Unless otherwise indicated or the context otherwise requires, all dollar amounts used in this report refer to the U.S. Dollar.
Results of Operations
Comparison of Results of Operations for the Three and Nine Month Periods Ended October 3, 2009 and September 30, 2008
The following table contains results of operations for the three and nine-month periods ended October 3, 2009 and September 30, 2008, and the percentage changes for those periods:

	For the Three Month			For the Nine Month
	Period Ended			Period Ended
	October 3,	September 30,		October 3,	September 30,
	2009	2008	Change	2009	2008	Change
Sales	$9,857,020	$7,804,144	26.3%	$31,900,210	$20,961,011	52.2%
Cost of Sales	10,028,871	5,965,930	68.1%	30,920,420	16,925,142	82.7%

Gross (Loss) Profit	(171,851)	1,838,214	(109.3%)	979,790	4,035,869	(75.7%)
Gross Margin	(1.7%)	23.6%		3.1%	19.3%

General and Administrative Expenses	(2,981,548)	(2,542,898)	17.3%	(6,667,872)	(6,082,895)	9.6%

Operating Loss	(3,153,399)	(704,684)	347.5%	(5,688,082)	(2,047,026)	177.9%

Other Expense	(24,906)	(11,282)	120.8%	(33,821)	(24,662)	37.1%
Interest Income	30,885	138	N/A	74,916	7,855	853.7%
Interest Expense	(449,568)	(95,681)	369.9%	(850,450)	(259,694)	227.5%

Net Loss	$(3,596,988)	$(811,509)	343.2%	$(6,497,437)	$(2,323,527)	179.6%

Buses Sold	49	45	8.9%	147	129	14.0%
Sales: During the third quarters of 2009 and 2008, the percentages of our revenues generated by DesignLine NZ were 80% and 100%, respectively. Sales of buses represented 96% and 95% of DesignLine NZ’s total revenues during the third quarters of 2009 and 2008, respectively. All of DesignLine USA’s revenues were related to the sales of buses. Sales of buses and bus parts increased by 26.3%, from $7,804,144 in the third quarter of 2008 to $9,857,020 in the third quarter of 2009, due to increased production by DesignLine USA. DesignLine NZ shipped 45 buses in each of the third quarters of 2009 and 2008. DesignLine NZ’s results reflect the negative impact of foreign currency on the translation of DesignLine NZ sales into the U.S. Dollar, or USD. During the third quarter periods presented, the New Zealand Dollar, or NZD, depreciated approximately 5.7% against the U.S. Dollar. DesignLine USA was in the initial stages of production in 2008 and did not recognize any revenues. During the third quarter of 2009, DesignLine USA shipped four buses and recognized long-term contract revenues on production in progress.
During the first nine months of 2009 and 2008, the percentages of our revenues generated by DesignLine NZ were 76% and 100%, respectively. Sales of buses represented 96% and 98% of DesignLine NZ’s total revenues during the first nine months of 2009 and 2008, respectively. All of DesignLine USA’s revenues were related to the sales of buses. Sales of buses and bus parts increased by 52.2%, from $20,961,011 in the first nine months of 2008, to $31,900,210 in the first nine months of 2009. DesignLine NZ shipped 142 buses in the first nine months of 2009, an increase of 10.1% over the 129 buses shipped in the first nine months of 2008. The year-to- date results primarily reflect improvements in volume of buses sold by DesignLine NZ as well as an overall improvement in the average selling price per bus. These positive results for DesignLine NZ were offset by the negative impact of the approximately 20.6% depreciation of the New Zealand Dollar against the U.S. Dollar during the nine month periods presented.

Gross (Loss) Profit: The company recorded a $171,851 loss in the third quarter of 2009 compared to a gross profit of $1,838,214 recorded in the third quarter of 2008. This reflects an improvement in sales volume from DesignLine USA that was offset by low absorption of fixed production costs due to the low production volumes in the U.S. operations. Fixed production costs have grown in 2009 compared to 2008 as our U.S. facility was not operational in the third quarter of 2008.
DesignLine USA experienced higher production costs during the first half of 2009 as it ramped up its production facility and experienced lower levels of efficiency during the initial stages of production. In addition, DesignLine NZ’s production costs were higher in the first quarter of 2009 due to lower efficiencies as a result of relocating its production from the Ashburton facility to the new Rolleston facility. The higher production costs during the first half, as well as during the third quarter 2009, resulted in a decline in gross profit of 75.7%, from $4,035,869 in the first nine months of 2008 to $979,790 in the first nine months of 2009. Gross margin declined from 19.3% in the first nine months of 2008 to 3.1% in the first nine months of 2009.
General and Administrative Expenses: General and administrative expenses increased by 17.3%, from $2,542,898 in the third quarter of 2008 to $2,981,548 in the third quarter of 2009, and increased by 9.6%, from $6,082,895 in the first nine months of 2008 to $6,667,872 in the first nine months of 2009. DesignLine USA’s general and administrative expenses increased as sales and marketing efforts in the United States increased to generate new business. We have also been expanding our corporate infrastructure to provide the appropriate staffing and resources to support our plans for growth. The third quarter of 2009 also reflects the issuance of common stock to consultants with a fair value of $260,000.
Interest Income: The increase in interest income from $138 in the third quarter of 2008 to $30,885 in the third quarter of 2009 and from $7,855 in the first nine months of 2008 to $74,916 in the first nine months of 2009 reflected the higher cash balances, due to customer advances on contracts, available for investment during 2009.
Interest Expense: Interest expense increased by 369.9%, from $95,681 in the third quarter of 2008 to $449,568 in the third quarter of 2009, and increased by 227.5%, from $259,694 in the first nine months of 2008 to $850,450 in the first nine months of 2009. The increases primarily reflect our higher overall debt balances as DesignLine USA drew upon a line of credit to fund working capital needs as it ramped-up production and accrued interest on convertible notes issued during 2009. Interest expense in the third quarter of 2009 also includes amortization of a discount on subordinated notes issued. The discount represents the fair value of conversion features and warrants associated with the subordinated notes, which are being amortized into interest expense using the effective interest method.
Inflation and Changing Prices: The majority of our buses are sold under multi-unit contracts in which the price is fixed for the number of units ordered. As a result, we issue purchase orders to our suppliers for an appropriate number of the more significant parts, components and raw materials to cover the units to be sold at fixed prices. There are risks that suppliers will not be able to fulfill the purchase orders and that a resulting increase in the cost of our parts, components and raw materials could have a material effect on operations.
Liquidity and Capital Resources
To fund our current production requirements and future growth in our targeted markets, we will need a substantial amount of capital. We estimate that any capital we need to fund the near-term production and planned development will need to come from future equity or debt financing. Obtaining capital will be challenging, due to the current environment in the financial markets and current world instability, and there is no guarantee we will be successful in raising the necessary capital. Our current liquidity and capital resources are limited. Our U.S. banking facilities, including the $7.0 million revolving credit facility, have been amended and extended through December 1, 2009. We are in compliance with our $3.5 million NZD credit facility in New Zealand, but there is no additional credit available under this facility at this time. Given that the credit facility in New Zealand is a revolving facility, however, we may have additional availability in the future.

Current operations and working capital needs, as DesignLine USA increases production, are being funded primarily through the sale of equity securities and convertible notes. During the third quarter of 2009, we raised an additional $4.8 million through the sale of convertible notes, convertible subordinated debt with warrants and common shares. We will need to raise additional capital to: (a) refinance and expand current credit facilities, (b) provide working capital to meet the production requirements associated with customer demand, and/or (c) provide capital to fund future growth. Operating cash flows in the United States are expected to improve in the next three months as initial deliveries are completed, which will release restricted cash amounts securing letters of credit or progress payments under the applicable contracts. We are currently pursuing various capital-raising alternatives.
Our ability to make scheduled payments of principal, to pay the interest on, or refinance our maturing indebtedness, to fund capital expenditures or to comply with our debt covenants will depend on future performance. Our future performance is, to a certain extent, subject to general economic, financial, competitive, legislative, regulatory and other factors beyond our control.
Comparison of Cash Flows for the Nine Month Periods Ended October 3, 2009 and September 30, 2008
Net cash used by operations was $6,427,794 for the nine months ended October 3, 2009, compared to $5,260,628 for the nine months ended September 30, 2008. The decrease in operating cash flows reflected the cash deposits on contracts received from customers of DesignLine USA, offset by the increased working capital needs as production levels increased. The increase in net cash used by investing activities from $513,162 in the first nine months of 2008 to $1,777,109 in the first nine months of 2009 reflected higher levels of capital spending by both DesignLine NZ, for costs related to its new production facility in Rolleston, New Zealand, and DesignLine USA, as it continued to up-fit its new production facility in Charlotte, North Carolina. Cash provided by financing activities increased from $4,973,387 in the first nine months of 2008 to $10,303,195 in the first nine months of 2009. This increase in funding primarily reflected the sale of convertible subordinated debt with warrants and common shares to fund operations.
At October 3, 2009, the outstanding balance of our primary credit facilities consisted of the following:

Revolving Credit Facility (1)	$6,517,256
Overdraft Facility (2)	2,167,519

Total	$8,684,775

(1)	$7.0 million revolving credit facility with a lender in the United States, collateralized by a first-priority interest in substantially all of our U.S. assets. As amended on October 22, 2009, the revolving credit facility matures on December 1, 2009 and bears a floating interest rate based on the 30-day LIBOR rate plus a margin of 7.0% per annum.

(2)	$3.5 million New Zealand Dollar overdraft facility with a lender in New Zealand, collateralized by all of the property of DesignLine NZ. This facility provides for letters of credit, an overdraft facility and other instruments up to a limit of $3.5 million NZD. Overdrafts bear interest at a variable rate based on the Official Cash Rate established by the Reserve Bank of New Zealand (7.02% per annum at October 3, 2009). This facility has no stated maturity date and all amounts due are payable upon demand.

At October 3, 2009, aggregate amounts of maturities of short-term borrowings, convertible notes and long-term debt were as follows:

For the Years Ending December 31,	Amount
2009	$13,337,579
2010	140,469
2011	38,166
2012	9,888
2013	—

Total	$13,526,102

Recent Accounting Pronouncements
In June 2009, the Financial Accounting Standards Board (“FASB”) issued FASB Statement No. 168, The FASB Accounting Standards Codification (“ASC”) and the Hierarchy of Generally Accepted Accounting Principles — a replacement of FASB Statement No. 162, which was titled The Hierarchy of Generally Accepted Accounting Principles (the “Codification”). The Codification is effective for financial statements issued for interim and annual periods ending after September 15, 2009. The ASC is the single source of authoritative accounting principles recognized by the FASB to be applied by non-governmental entities in the preparation of financial statements in conformity with U.S. generally accepted accounting principles (“US GAAP”), superseding existing FASB, American Institute of Certified Public Accountants, Emerging Issues Task Force and related literature. Although the adoption of this statement did not materially affect our financial statements, we have revised the references to accounting literature within the notes to the condensed consolidated financial statements and elsewhere in this report to conform to the Codification. For convenience, we have also included a corresponding parenthetical reference to the pre-Codification literature.
We are evaluating these and other recent accounting pronouncements and, at this time, do not anticipate that adoption of these standards will have a material effect on our consolidated financial statements.
Critical Accounting Policies and Estimates
We prepare our financial statements in accordance with US GAAP. The following items set forth our accounting policies that management believes involve the most significant judgments and estimates due to the uncertainties affecting the application of the accounting policies and the likelihood that materially different amounts would be reported under different conditions or using different assumptions.
Use of Estimates: The preparation of our consolidated financial statements in conformity with US GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosures of contingent assets and liabilities at the date of the financial statements as well as the reported amounts of revenues and expenses during the reporting period. Estimates are based on a number of facts and circumstances available at the time the estimates are made, including historical experience, risk of loss, general economic conditions and trends and the assessment of the probable future outcome. Some of the more significant estimates include revenue recognition, inventory costs and reserves, valuation of goodwill and intangible assets and product warranties. Actual results could differ from those estimates. Estimates and assumptions are reviewed periodically, and the effects of changes, if any, are reflected in the statement of operations in the period that they are determined.
Revenue Recognition: Our revenues are generated by the sale of buses and bus parts. Revenue from the sales of buses and bus parts is recognized when there is evidence of an agreement, collection is determined as probable and transfer of title to the customer has occurred, all of which generally occur upon shipment or delivery of the product to the customer. Except for warranties, we have no post-sales obligations.
Some of our buses are sold under long-term, fixed-price, multi-unit purchase contracts. Title for each bus transfers to the buyer upon delivery, although under certain default conditions the buyer has the ability to take title to work-in-process or we can be reimbursed by the buyer for work-in-process. In accounting for these contracts, we follow the provisions of FASB ASC Topic No. 605-35, “Accounting for Performance of Construction-Type and Certain Production-Type Contracts” (SOP No. 81-1). Revenue for each contract is recognized during the period based on the percentage of completion, determined on the basis of the estimated costs incurred to date as a proportion of the total costs expected to be incurred during the contract. This method is used because management considers costs to be the best available measure of progress on the contracts. Contract costs include all direct material and labor costs as well as certain pre-construction costs. See the following inventory valuation policy for additional information. Revenues presented exclude any goods and services taxes, if applicable.

Inventory Valuation: Inventories include materials and work-in-process and are recorded at the lower of cost or net realizable value using the first-in-first-out method. Costs, including an appropriate portion of fixed and variable overhead expenses, are assigned to work-in-process. Net realizable value represents the estimated selling price less all estimated costs of completion and costs to be incurred in marketing, selling and distribution. Reserves required to reduce inventory to net realizable value are recorded as a reduction of inventory. In accordance with our revenue recognition policies, certain long-term contracts are accounted for using the percentage of completion method. FASB ASC Topic No. 605-35 states that pre-contract costs may be deferred, subject to evaluation of probable recovery, but only if the costs can be directly associated with a specific anticipated contract and if their recoverability from that contract is probable. Such costs can include learning, start-up, mobilization, engineering or other service costs incurred on the basis of commitments or other indications of interest in negotiating a contract. We defer pre-contract costs and record them in other assets. These costs are recognized over the life of the specific contract as a component of costs to complete each bus.
Goodwill and Intangible Assets: Goodwill represents the excess of the cost of an acquisition over the net fair value of the assets acquired. In accordance with FASB ASC Topic No. 350-10 through 30, “Goodwill and Other Intangible Assets” (SFAS No. 142), goodwill and other intangible assets with indefinite lives are not amortized, but instead are tested for impairment at least annually, or more frequently if events or changes in circumstances indicate that the fair value of the asset may be less than its carrying amount. Goodwill is tested for impairment using a fair value approach. Other long-lived intangible assets are tested for impairment based on the discounted cash flows of the individual intangible asset.
Product Warranties: Our products are sold with product warranties. Provisions for product warranties are recognized based on product warranty terms and the probability of warranty claims based on historical experience, known or anticipated warranty claims and new information as it becomes available.
ITEM 3. QUANTITATIVE AND QUALITATIVE DISCLOSURES ABOUT MARKET RISK
Not required for smaller reporting companies.
ITEM 4T. CONTROLS AND PROCEDURES
Prior to the merger transactions on October 5, 2009, DesignLine International Corporation, our predecessor company (“Former DesignLine”), was a private company and was not subject to the disclosure controls and procedures as defined in Rule 13a-15(e) under the Exchange Act and the internal control requirements defined by Section 404 of the Sarbanes-Oxley Act of 2002.
Our independent registered public accounting firm has informed us that, as of December 31, 2008, there were certain deficiencies in the internal control structure of Former DesignLine that were considered to be “significant deficiencies.” The accounting firm did not audit our internal controls over financial reporting; however, this audit procedure will be required in the future under the SEC regulations slated to become applicable to smaller reporting companies like us.
Effective internal controls are necessary for us to provide reliable financial reports and effectively prevent fraud. If we cannot provide reliable financial reports or prevent fraud, we could be subject to regulatory action or other litigation and our operating results could be harmed. We will be required to document and test our internal control procedures to satisfy the requirements of Section 404 of the Sarbanes-Oxley Act, which requires our management to annually assess the effectiveness of our internal control over financial reporting. Based on the recent extension of time announced by the SEC, our independent registered public accounting firm will be required to issue an attestation report on our internal control over financial reporting beginning with our fiscal year ending after June 15, 2010.

It may be time consuming, difficult and costly for us to develop and implement the internal controls and reporting procedures required by the Sarbanes-Oxley Act. We may need to hire additional financial reporting, internal controls and other finance personnel in order to develop and implement appropriate internal controls and reporting procedures. If we are unable to comply with the internal controls requirements of the Sarbanes-Oxley Act, then we may not be able to obtain the independent accountant certifications required by such act, which may preclude us from keeping our filings with the SEC current.
The design of any system of controls and procedures is based in part upon certain assumptions about the likelihood of future events. There can be no assurance that any design will succeed in achieving its stated goals under all potential future conditions, regardless of how remote.
PART II — OTHER INFORMATION
ITEM 1. LEGAL PROCEEDINGS.
We are, from time to time, involved in litigation and various claims and complaints arising out of our operations in the ordinary course of business, most of which relate to workers compensation and other employment matters. We do not believe that any one of these claims will have a material adverse effect on our financial position and results of operations.
We are not presently subject to any material litigation nor, to our knowledge, is any material litigation threatened against us or any of our subsidiaries. Routine litigation arising in the ordinary course of business is not expected to result in any material losses to us.
ITEM 1A. RISK FACTORS
In addition to the other information set forth in this report, you should carefully consider the factors discussed under the caption “Risk Factors” in our Current Report on Form 8-K dated October 5, 2009 and filed with the SEC on October 7, 2009. These risk factors could materially affect our business, financial condition, or future results. Additional risks and uncertainties not currently known to us or that we currently deem to be immaterial also may materially adversely affect our business, financial condition, and/or operating results.
ITEM 2. UNREGISTERED SALES OF EQUITY SECURITIES AND USE OF PROCEEDS.
In connection with the amendment of our U.S. banking facilities as described above, our Chief Executive Officer and two stockholders executed amended and restated guaranties that are limited to an aggregate amount of $2.05 million. In addition, two stockholders signed guaranties to provide $625,000 of credit support during the period from the date of the amendment through the date these facilities are repaid in full, with such guaranties diminishing under certain conditions. In consideration of these guaranties, on November 9, 2009, we issued warrants to purchase a total of 1,667,500 shares of our common stock at $1.00 per share.
Each of the foregoing sales of unregistered securities was made pursuant to an exemption from registration requirements provided by Section 4(2) of the Securities Act of 1933, as amended, and Regulation D promulgated under that section. These securities may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DesignLine Corporation
Dated: November 19, 2009	By:	/s/ Brad C. Glosson
Brad C. Glosson
Chief Executive Officer